UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

**** IMPORTANT REMINDER ****

February 10, 2010
Dear Stockholder:
By now, you should have received your proxy statement and proxy card for the Qualcomm Incorporated Annual Meeting. The 2010 Annual Meeting is scheduled to be held on March 2, 2010 and according to our records, your shares have not yet been voted.
Because of a change in New York Stock Exchange rules, unlike at our previous annual meetings, your broker will not be able to vote your shares for the election of directors if you have not provided instructions to your broker.
Your vote is extremely important to us. PLEASE VOTE TODAY. The fastest and easiest way to vote is by telephone or the Internet. Instructions on how to vote your shares over the telephone or Internet are on the proxy card and enclosed with this letter. You can also sign and submit the enclosed voting form.
Your Board recommends that you vote FOR the election of all named director nominees, FOR approval of the amendment to the 2006 Long-Term Incentive Plan, and FOR the ratification of our independent public accountants.
Your shares will not be counted at the Annual Meeting with respect to the election of directors or the approval of the amendment to the 2006 Long-Term Incentive Plan unless you exercise your right to vote.
If you sign and return the enclosed form without indicating a different choice, your shares will be voted “FOR” the election of each named director nominee and Proposals 2 and 3.
If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-800-414-4313.
Thank you for your investment in Qualcomm and for taking the time to vote your shares.

Sincerely,

Paul E. Jacobs
Chairman and Chief Executive Officer